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                                                                   EXHIBIT 10.27

                                  AGREEMENT

                              6-5675-JKH-97002

                                   between

                             THE BOEING COMPANY

                                     and

                            PRIDE AVIATION, INC.




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                              TABLE OF CONTENTS


SECTION                 TITLE
-------                 -----
1.0                     DEFINITIONS

2.0                     ISSUANCE OF PURCHASE ORDER
                        AND APPLICABLE TERMS

2.1                     Issuance of Purchase Order

2.2                     Acceptance of Purchase Order

2.3                     Written Authorization to Proceed

3.0                     TITLE AND RISK OF LOSS

4.0                     DELIVERY

4.1                     Aircraft Arrival

4.2                     Requirements

4.3                     Delay

4.4                     Notice of Labor Disputes

5.0                     ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1                     Review

5.2                     Resident Representatives

6.0                     QUALITY ASSURANCE, INSPECTION, REJECTION, AND
                        ACCEPTANCE

6.1                     Seller's Inspection

6.1.1                   Seller's Disclosure

6.2                     Boeing's Inspection and Rejection

6.3                     Federal Aviation Administration or Equivalent Government Agency
                        Inspection

6.4                     Retention of Records

6.5                     Language for Technical Information

7.0                     EXAMINATION OF RECORDS

8.0                     CHANGES

8.1                     General


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
SECTION                 TITLE
-------                 -----
9.0                     PRODUCT ASSURANCE

10.0                    TERMINATION FOR CONVENIENCE

10.1                    Basis for Termination

10.2                    Termination Instructions

10.3                    Seller's Claim

10.4                    Failure to Submit a Claim

10.5                    Partial Termination

10.6                    Price

10.7                    Deductions

10.8                    Partial Payment/Payment

10.9                    Seller's Accounting Practices

10.10                   Records

11.0                    EVENTS OF DEFAULT AND REMEDIES

11.1                    Events of Default

11.2                    Remedies

12.0                    EXCUSABLE DELAY

13.0                    SUSPENSION OF WORK

14.0                    TERMINATION OR CANCELLATION: INDEMNITY
                        AGAINST SUBCONTRACTOR'S CLAIMS

15.0                    ASSURANCE OF PERFORMANCE

16.0                    RESPONSIBILITY FOR PROPERTY

17.0                    PROPRIETARY INFORMATION AND ITEMS

18.0                    COMPLIANCE WITH LAWS

18.1                    Seller's Obligation

18.2                    Government Requirements

19.0                    INTEGRITY IN PROCUREMENT

20.0                    INFRINGEMENT


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
SECTION                 TITLE
-------                 -----
21.0                    NOTICES

21.1                    Addresses

21.2                    Effective Date

21.3                    Approval or Consent

22.0                    PUBLICITY

23.0                    INDEMNIFICATION AND INSURANCE

24.0                    NOTICE OF DAMAGE

25.0                    RESPONSIBILITY FOR PERFORMANCE

25.1                    Subcontracting

25.2                    Reliance

25.3                    Assignment

26.0                    WARRANTY

27.0                    NON-WAIVER

28.0                    HEADINGS

29.0                    PARTIAL INVALIDITY

30.0                    APPLICABLE LAW; JURISDICTION

31.0                    AMENDMENT

32.0                    TAXES

32.1                    Inclusion of Taxes in Price

32.2                    Litigation

32.3                    Rebates

33.0                    PLACARDS

34.0                    PRICES

34.1                    Product Pricing

34.2                    Option Pricing

34.3                    Exercise of Option

35.0                    PAYMENT

36.0                    ENTIRE AGREEMENT



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        This Agreement ("Agreement") is entered into as of September 15, 1997, by and between Pride Aviation, Inc., an Oklahoma corporation with its principal office in New Iberia, Louisiana ("Seller"), and The Boeing Company, a Delaware corporation with its principal office in Seattle, Washington, acting by and through its division the Boeing Commercial Airplane Group ("Boeing").




                                   RECITALS

A.      Boeing produces commercial airplanes.

B. Seller provides certain goods and services relating to the painting of such aircraft.

C. Seller desires to sell and Boeing desires to purchase certain of Seller's goods and services in accordance with the terms set forth in this Agreement.


        Now, therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:











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                                  AGREEMENTS


1.0     DEFINITIONS
        The definitions set forth below shall apply to the following terms as they are used in this Agreement or the Order. Words importing the singular number shall also include the plural number and vice versa.

        (a) "Aircraft" means the Boeing aircraft listed in ATTACHMENT B, Aircraft Delivery Schedule, which is incorporated herein by this reference.

        (b) "Correction" means repair, correction or provision of the Services to bring defective Services into compliance with all requirements of the warranty, or at Seller's option, replacement of such Services that meets all requirements of the warranty.

        (c) "Customer" means any owner, operator or user of the Aircraft and any other individual, partnership, corporation or entity which has or acquires any interest in the Aircraft from, through or under Boeing.

        (d) "Drawing" means an automated or manual depiction of graphics or technical information, including the parts list and specifications relating thereto.

        (e) "FAA" means the United States Federal Aviation Administration or any successor agency thereto.

        (f) "FAR" means the Federal Acquisition Regulations in effect on the date of this Agreement.

        (g) "Materiel Representative" means the individual designated from time to time by Boeing as being primarily responsible for interacting with Seller regarding this Agreement and the Order.

        (h) "Order" means the purchase order issued by Boeing and accepted by Seller under the terms of this Agreement. The Order is a contract between Boeing and Seller.

        (i) "Services" means the services and goods provided by Seller in connection with the exterior painting of the Aircraft in accordance with the Statement of Work.

        (j) "Statement of Work" means the ATTACHMENT A Statement of Work, Exterior Decorative Paint of Boeing Aircraft, which is incorporated herein by this reference.




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2.0     ISSUANCE OF ORDER AND APPLICABLE TERMS

2.1     Issuance of Purchase Order

        Boeing may issue purchase orders to Seller from time to time. Each purchase order shall contain a description of the Services ordered, a reference to the applicable specifications and Drawings, the quantities and prices, the delivery schedule, the terms and place of delivery and any special conditions.

        Each Order which incorporates this Agreement shall be governed by and be deemed to include the provisions of this Agreement. Purchase Order Terms and Conditions, Form D1-4100-4045, Form P252T and any other purchase order terms and conditions which may conflict with this Agreement, do not apply to the Order.

2.2     Acceptance of Purchase Order

        Each purchase order is Boeing's offer to Seller and acceptance is strictly limited to its terms. Boeing will not be bound by and specifically objects to any term or condition which is different from or in addition to the provisions of the purchase order, whether or not such term or condition will materially alter the purchase order. Seller's commencement of performance or acceptance of the purchase order in any manner shall conclusively evidence Seller's acceptance of the purchase order as written. Boeing may revoke any purchase order prior to Boeing's receipt of Seller's written acceptance or Seller's commencement of performance.

2.3     Written Authorization to Proceed

        Boeing's Material Representative may give written authorization to Seller to commence performance before Boeing issues a purchase order. If Boeing in its written authorization specifies that a purchase order will be issued, Boeing and Seller shall proceed as if a purchase order had been issued. This Agreement and the terms stated in the written authorization shall be deemed to be a part of Boeing's offer and the parties shall promptly agree on any open purchase order terms. If Boeing does not specify in its written authorization that a purchase order shall be issued, Boeing's obligation is strictly limited to the terms of the written authorization. For purposes of this Section 2.3 only, written authorization includes electronic transmission chosen by Boeing.

        If Seller commences performance before a purchase order is issued or without receiving Boeing's prior written authorization to proceed, such performance shall be at Seller's expense.

3.0     TITLE AND RISK OF LOSS

        Title to and risk of any loss or damage to the Aircraft shall remain at all times in Boeing during the period of time in which the Aircraft is in the possession of or under the care, custody or control of Seller, except for loss or damage thereto resulting from Seller's fault or negligence.

4.0     DELIVERY

4.1     Aircraft Arrival

        Boeing shall specify in the ATTACHMENT B Aircraft Delivery Schedule an estimated arrival date of each Aircraft at Seller's facility. Seller acknowledges that such date is only Boeing's best estimate and Boeing shall not be responsible for or deemed to be in default under the Order if an arrival date is changed. In the event the arrival date of the Aircraft is different from the one set forth in the Order, the parties shall negotiate a revised delivery and Order completion date. Notwithstanding the provision for an equitable adjustment included in
        Section 8.0, any change in the arrival date shall not entitle Seller to an equitable adjustment in the Order price or in the total time required to complete the Services.


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4.2     Requirements

        The Services shall be provided in strict accordance with the schedule and other requirements specified in the Order.

4.3     Delay

        Seller shall notify Boeing immediately of any circumstances that may cause a delay in completion of the performance of the Services, stating the estimated period of delay and the reasons therefor. If requested by Boeing, Seller shall use additional effort, including premium effort, to avoid or minimize delay to the maximum extent possible. All additional costs resulting from such premium effort shall be borne by Seller with the exception of such costs attributable to delays caused directly by Boeing. Nothing herein shall prejudice any of the rights or remedies provided to Boeing in the Order or by law.

4.4     Notice of Labor Disputes

        Seller shall immediately notify Boeing of any actual or potential labor dispute that may disrupt the timely performance of the Order. Seller shall include the substance of this Section 4.4, including this sentence, in any subcontract relating to the Order if a labor dispute involving the subcontractor would have the potential to delay the timely performance of the Order. Each subcontractor, however, shall only be required to give the necessary notice and information to its next higher-tier subcontractor.

5.0     ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1     Review

        At Boeing's request, Seller shall provide at Seller's facility or at a place designated by Boeing, a review explaining the status of the Order, actions taken or planned relating to the Order and any other relevant information. Nothing herein may be construed as a waiver of Boeing's rights to proceed against Seller because of any delinquency.

        Boeing and Customer representatives may enter Seller's plant at all reasonable times to conduct preliminary inspections and tests of the work-in-process. Seller shall include in its subcontracts issued in connection with the Order a like provision giving Boeing and Customer the right to enter the premises of Seller's subcontractors. When requested by Boeing, Seller shall accompany Boeing and Customer to Seller's subcontractors.

5.2     Resident Representatives

        Boeing and Customer may at their discretion and for such periods as they deem necessary assign resident personnel at Seller's facilities. Seller shall furnish, free of charge, all office space, secretarial service and other facilities and assistance reasonably required by the representatives of Boeing and Customer at Seller's plant. The resident team will function under the guidance of Boeing's manager. The resident team will provide communication and coordination to ensure timely performance of the Order. The resident team shall be allowed access to all work areas, Order status reports and management review necessary to assure timely performance and conformance with the requirements of the Order. Notwithstanding such assistance, Seller remains solely responsible for performing in accordance with the Order.





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6.0     QUALITY ASSURANCE INSPECTION, REJECTION, & ACCEPTANCE

6.1     Seller's Inspection

        Seller shall inspect or otherwise verify that all Services and components thereof, including those procured from or furnished by subcontractors or Boeing, comply with the requirements of the Order. Seller shall be responsible for all tests and inspections of the work-in-process and any component thereof during Seller's performance of the Services and final inspection. Seller shall provide a certification stating that the Services comply with the requirements of the Order.

6.1.1   Seller's Disclosure

        Seller will immediately notify Boeing when discrepancies in Seller's processes or the Services are discovered or suspected for the Services Seller has provided.

6.2     Boeing's Inspection and Rejection

        Unless otherwise specified in the Order, all Services shall be subject to final inspection and acceptance by Boeing at Seller's plant, notwithstanding any payment or prior inspection. Boeing may reject any Services which do not strictly conform to the requirements of the Order. Boeing shall by notice, rejection tag or other communication notify Seller of such rejection. Whenever possible, Boeing may coordinate with Seller prior to disposition of the rejected Services, however, Boeing shall retain final disposition authority with respect to all rejections. At Seller's risk and expense, all rejected Services shall be immediately corrected, repaired, or replaced by Seller; provided however, at Seller's risk and expense, Boeing may elect to correct, repair, or replace the rejected Services with such assistance from Seller as Boeing may require. All repair, replacement and other corrections and redelivery shall be completed within such time as Boeing may require. All costs and expenses, loss of value and any other damages incurred as a result of or in connection with nonconformance and repair, replacement or other correction may be recovered from Seller by an equitable price reduction, set-off or credit against any amounts that may be owed to Seller under the Order or otherwise.

6.3     Federal Aviation Administration or Equivalent

        Government Agency Inspection

        Representatives of Boeing, the FAA or any equivalent government agency may inspect and evaluate Seller's plant including, but not limited to, Seller's and subcontractor's facilities, systems, data, equipment, inventory holding areas, procedures, personnel, testing, and all work-in-process and completed Services. For purposes of this Section 6.3, equivalent government agency shall mean those governmental agencies so designated by the FAA or those agencies within individual countries which maintain responsibility for assuring aircraft airworthiness.

6.4     Retention of Records

        Quality assurance records shall be maintained on file at Seller's facility and available to Boeing's authorized representatives. Seller shall retain such records for a period of not less than seven (7) years from the date of final payment under the Order.

6.5     Language for Technical Information

        All reports, drawings and other technical information submitted to Boeing for review or approval shall be in English and shall employ the units of measure customarily used by Boeing in the U.S.A.



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7.0     EXAMINATION OF RECORDS

        Seller shall maintain complete and accurate records regarding all Services provided under the Order. Such records shall support all Services performed, allowances claimed and costs incurred by Seller in the performance of the Order, including but not limited to those factors which comprise or affect direct labor hours, direct labor rates, material costs, burden rates and subcontracts. Such records and other data shall be capable of verification through audit and analysis by Boeing and be available to Boeing at Seller's facility for Boeing's examination and audit at all reasonable times from the date of the Order until three (3) years after final payment under the Order. Seller shall provide assistance to interpret such data if requested by Boeing. Such examination shall provide Boeing with complete information regarding Seller's performance for use in price negotiations with Seller relating to the Order or any future orders, including but not limited to negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to Section 8.0. Boeing shall treat all information disclosed under this Section as confidential.

8.0     CHANGES

8.1     General.

        Boeing's Materiel Representative may at any time by written change order make changes within the general scope of the Order in any one or more of the following: drawings, designs, specifications, shipping, packing, place of inspection, place of delivery, place of acceptance, adjustments in delivery schedules, or the amount of Boeing furnished material. Seller shall proceed immediately to perform the Order as changed. If any such change causes an increase or decrease in the cost of or the time required for the performance of any part of the Services, whether changed or not changed by the change order, an equitable adjustment shall be made in the price of or the delivery schedule for those Services affected, and the Order shall be modified in writing accordingly. Any claim by Seller for adjustment under this
        Section 8.1 must be received by Boeing in writing no later than sixty
        (60) days from the date of receipt by Seller of the written change order or within such further time as the parties may agree in writing or such claim shall be deemed waived. Nothing in this Section 8.1 shall excuse Seller from proceeding with the Order as changed, including failure of the parties to agree on any adjustment to be made under this Section 8.1.

        If Seller considers that the conduct of any of Boeing's employees has constituted a change hereunder, Seller shall immediately notify Boeing's Materiel Representative in writing as to the nature of such conduct and its effect on Seller's performance. Pending direction from Boeing's Materiel Representative, Seller shall take no action to implement any such change.

9.0     PRODUCT ASSURANCE

        Boeing's acceptance of the completed Services does not alter or affect the obligations of Seller or the rights of Boeing and Customer as provided by law.





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10.0    TERMINATION FOR CONVENIENCE

10.1    Basis for Termination: Notice
        Boeing may, from time to time and at Boeing's sole discretion, terminate all or part of the Order issued hereunder, by written notice to Seller. Any such written notice of termination shall specify the effective date and the extent of any such termination.

10.2    Termination Instructions
        On receipt of a written notice of termination pursuant to Section 10.1, unless otherwise directed by Boeing, Seller shall:

        A.      Immediately stop work as specified in the notice;

        B. Immediately terminate its subcontracts and purchase orders relating to the Services terminated;

        C. Settle any termination claims made by its subcontractors or suppliers; provided, that Boeing shall have approved the amount of such termination claims prior to such settlement;

        D.      Preserve and protect all terminated inventory.

        E. At Boeing's request, transfer title (to the extent not previously transferred) and deliver to Boeing or Boeing's designee all supplies and materials, work-in-process, tooling and manufacturing drawings and data produced or acquired by Seller for the performance of the Order, all in accordance with the terms of such request;

        F. Take all reasonable steps required to return, or at Boeing's option and with prior written approval to destroy, all Boeing proprietary information and items in the possession, custody or control of Seller;

        G. Take such other action as, in Boeing's reasonable opinion, may be necessary, and as Boeing shall direct in writing, to facilitate termination of the Order; and

        H.      Complete performance of the Services not terminated.

10.3    Seller's Claim
        If Boeing terminates the Order in whole or in part pursuant to Section
        10.1 above, Seller shall have the right to submit a written termination claim to Boeing in accordance with the terms of this Section 10.3. Such termination claim shall be submitted to Boeing not later than six (6) months after Seller's receipt of the termination notice and shall be in the form prescribed by Boeing. Such claim must contain sufficient detail to explain the amount claimed, including detailed inventory schedules and a detailed breakdown of all costs claimed separated into categories (e.g., materials, purchased parts, finished components, labor, burden, general and administrative), and to explain the basis for allocation of all other costs. Seller shall be entitled to be compensated in accordance with and to the extent allowed under the terms of FAR 52-249-2(e)-(m) excluding (i), which is incorporated herein by this reference except "Government" and "Contracting Officer" shall mean Boeing, "Contractor" shall mean Seller and "Contract" shall mean Order.




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10.4    Failure to Submit a Claim

        Notwithstanding any other provision of this Section 10.0, if Seller fails to submit a termination claim within the time period set forth above, Seller shall be barred from submitting a claim and Boeing shall have no obligation for payment to Seller under this Section 10.0 except for those Services previously delivered and accepted by Boeing.

10.5    Partial Termination

        Any partial termination of the Order shall not alter or affect the terms and conditions of the Order with respect to the Services not terminated.

10.6    Price

        Termination under any of the above paragraphs shall not result in any change to the price for the Services not terminated.

10.7    Deductions

        The following items shall be deducted from any claim submitted by
        Seller:

        A. All unliquidated advances or other payments made by Boeing to Seller pursuant to a terminated Order;

        B.      Any claim which Boeing has against Seller.

10.8    Partial Payment/Payment

        Payment, if any, to be paid under this Section 10.0 shall be made thirty
        (30) days after settlement between the parties or as otherwise agreed to between the parties. Boeing may make partial payments and payments against costs incurred by Seller for the terminated portion of the Order, if the total of such payments does not exceed the amount to which Seller would be otherwise entitled. If the total payments exceed the final amount determined to be due, Seller shall repay the excess to Boeing upon demand.

10.9    Seller's Accounting Practices

        Boeing and Seller agree that Seller's "normal accounting practices" used in developing the price of the Services shall also be used in determining the allocable costs at termination. For purposes of this
        Section 10.9, Seller's "normal accounting practices" refers to Seller's method of charging costs as either a direct charge, overhead expense, general administrative expense, etc.

10.10   Records

        Unless otherwise provided in this Agreement or by law, Seller shall maintain all records and documents relating to the terminated portion of the Order for three (3) years after final settlement of Seller's termination claim.



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11.0    EVENTS OF DEFAULT AND REMEDIES

11.1    Events of Default
        The occurrence of any one or more of the following events shall constitute an "Event of Default":

        A. Any failure by Seller to deliver, when and as required by this Agreement or the Order, any Services, except as provided in
                Section 12.0; or

        B. Any failure by Seller to provide an acceptable Assurance of Performance within the time specified in Section 15.0, or otherwise in accordance with applicable law; or,

        C. Any failure by Seller to perform or comply with any obligation set forth in Section 18.0; or

        D. Seller is or has participated in the sale, purchase or manufacture of airplane parts without the required approval of the FAA.

        E. Any failure by Seller to perform or comply with any obligation (other than as described in the foregoing Sections 11.1.A, 11.1.B, 11.1.C and 11.1.D) set forth in this Agreement or the Order and such failure shall continue unremedied for a period of thirty (30) days or more following receipt by Seller of notice from Boeing specifying such failure; or

        F. (a) the suspension, dissolution or winding-up of Seller's business, (b) Seller's insolvency, or its inability to pay debts, or its nonpayment of debts, as they become due, (c) the institution of reorganization, liquidation or other such proceedings by or against Seller or the appointment of a custodian, trustee, receiver or similar person for Seller's properties or business, (d) an assignment by Seller for the benefit of its creditors, or (e) any action of Seller for the purpose of effecting or facilitating any of the foregoing.





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11.2    Remedies

        If any Event of Default shall occur:

        A.      Cancellation

                Boeing may, by giving written notice to Seller, immediately cancel the Order, in whole or in part, and Boeing shall not be required after such notice to accept the tender by Seller of any Services with respect to which Boeing has elected to cancel the Order.

        B.      Cover

                Boeing may produce or provide, or may engage any other persons to produce or provide, any services in substitution for the Services to be delivered or provided by Seller hereunder with respect to which the Order has been canceled and, in addition to any other remedies or damages available to Boeing hereunder or at law or in equity, Boeing may recover from Seller the difference between the price for such Services and the aggregate expense, including, without limitation, administrative and other indirect costs, paid or incurred by Boeing to produce or provide, or engage other persons to produce or provide, any Services.

        C.      Setoff

                Boeing shall, at its option, have the right to set off against and apply to the payment or performance of any obligation, sum or amount owing at any time to Boeing under the Order, all deposits, amounts or balances held by Boeing for the account of Seller and any amounts owed by Boeing to Seller, regardless of whether any such deposit, amount, balance or other amount or payment is then due and owing.

        D.      Transfer of Materials

                As compensation for the additional costs which Boeing will incur as a result of the actual physical transfer of production capabilities from Seller to Boeing or Boeing's designee, Seller shall upon the request of Boeing, transfer and deliver to Boeing or Boeing's designee title to any or all (i) Boeing-furnished material, (ii) raw materials, work-in-process, and all other Services either complete or incomplete, (iii) Proprietary Information and Materials of Boeing including without limitation planning data, drawings and other Proprietary Information and Materials relating to the Services in the possession or under the effective control of Seller or any of its subcontractors, in each case free and clear of all liens, claims or other rights of any person.

                Seller shall be entitled to receive from Boeing reasonable compensation for any item accepted by Boeing which has been transferred to Boeing pursuant to this Section 11.2.D (except for any item the price of which shall have been paid to Seller prior to such transfer); provided, however, that such compensation shall not be paid directly to Seller, but shall be accounted for as a setoff against any damages payable by Seller to Boeing as a result of any Event of Default.


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        E.       Remedies Generally
                 No Failure on the part of Boeing in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any Event of Default or as an acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Seller's obligations hereunder shall constitute a waiver of any Event of Default or a waiver or release of payment or performance in full by Seller of any such obligation. All rights and remedies of Boeing hereunder and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Nothing contained in this Agreement shall be construed to limit any right or remedy of Boeing now or hereafter existing at law or in equity.

12.0     EXCUSABLE DELAY

         If completion of any Services is delayed by unforeseeable circumstances beyond the control and without the fault or negligence of Seller or of its suppliers or subcontractors (any such delay being hereinafter referred to as "Excusable Delay"), the completion of such Services shall be extended for a period to be determined by Boeing after an assessment by Boeing of alternate work methods. Excusable Delays may include, but are not limited to, acts of God, war, riots, any act of government unless such act is due to Seller's noncompliance with a law or other governmental requirement, rule, regulation, or order promulgated by any governmental agency including but not limited to those with respect to environmental protection, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or unusually severe weather. However, the above notwithstanding, Boeing expects Seller to continue production, recover lost time and support all schedules as established under the Order. Therefore, it is understood and agreed that (i) delays of less than two (2) days duration shall not be considered to be Excusable Delays unless such delays shall occur within three (6) days preceding the scheduled completion date of any Services and (ii) if delay in completion of any Services is caused by the default of any of Seller's subcontractors or suppliers, such delay shall not be considered an Excusable Delay unless the supplies or services to be provided by such subcontractor or supplier are not obtainable from other sources in sufficient time to permit Seller to meet the applicable completion schedules. If completion of any Services is delayed by any Excusable Delay for more than seven (7) days, Boeing may, without any additional extension, cancel all or part of the Order with respect to the delayed Services, and exercise any of its remedies in accordance with Section 11.2 provided however, that Boeing shall not be entitled to monetary damages or specific performance to the extent Seller's breach is the result of an Excusable Delay.

13.0     SUSPENSION OF WORK

         Boeing may at any time, by written order to Seller, require Seller to stop performance of all or any part of the Services called for by the Order hereafter referred to as a "Stop Work Order" issued pursuant to this Section 13.0. On receipt of a Stop Work Order, Seller shall promptly comply with its terms and take all reasonable steps to minimize the occurrence of costs arising from the work covered by the Stop Work Order during the period of work stoppage. Within the period covered by the Stop Work Order (including any extension thereof) Boeing shall either (i) cancel the Stop Work Order or (ii) terminate or cancel the Services covered by the Stop Work Order in accordance with the provisions of Section 10.0 or 11.0. In the event the Stop Work Order is canceled by Boeing or the period of the Stop Work Order (including any extension thereof) expires, Seller shall promptly resume work in accordance with the terms of the Order.


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14.0    TERMINATION OR CANCELLATION AND INDEMNITY AGAINST SUBCONTRACTOR CLAIMS

        Boeing shall not be liable for any loss or damage resulting from any termination pursuant to Section 10.1, except as expressly provided in
        Section 10.3 or any cancellation under Section 12.0 except to the extent that such cancellation shall have been determined by Boeing and Seller to have been wrongful, in which case such wrongful cancellation shall be deemed a termination pursuant to Section 10.1 and therefore shall be limited to the payment to Seller of the amount or amounts identified in
        Section 10.3. As subcontractor claims are included in Seller's termination claim pursuant to Section 10.3, Seller shall indemnify Boeing and hold Boeing harmless from and against (i) any and all claims, suits and proceedings against Boeing by any subcontractor or supplier of Seller in respect of any such termination and (ii) any and all costs, expenses, losses and damages incurred by Boeing in connection with any such claim, suit or proceeding.

15.0    ASSURANCE OF PERFORMANCE

        A.      Seller of Provide Assurance

                If Boeing determines, at any time or from time to time, that it is not sufficiently assured of Seller's full, timely and continuing performance hereunder, or if for any other reason Boeing has reasonable grounds for insecurity, Boeing may request, by notice to Seller, written assurance (hereafter an "Assurance of Performance") with respect to any specific matters affecting Seller's performance hereunder, that Seller is able to perform all of its respective obligations under the Order when and as specified herein. Each Assurance of Performance shall be delivered by Seller to Boeing as promptly as possible, but in any event no later than three (3) calendar days following Boeing's request therefor and each Assurance of Performance shall be accompanied by any information, reports or other materials, prepared by Seller, as Boeing may reasonably request. Boeing may suspend all or any part of Boeing's performance hereunder until Boeing receives an Assurance of Performance from Seller satisfactory in form and substance to Boeing.

        B.      Meetings and Information

                Boeing may request one or more meetings with senior management or other employees of Seller for the purpose of discussing any request by Boeing for Assurance of Performance or any Assurance of Performance provided by Seller. Seller shall make such persons available to meet with representatives of Boeing as soon as may be practicable following a request for any such meeting by Boeing and Seller shall make available to Boeing any additional information, reports or other materials in connection therewith as Boeing may reasonably request.

16.0    RESPONSIBILITY FOR PROPERTY

        On delivery to Seller or manufacture or acquisition by it of any materials, parts, tooling or other property, title to any of which is in Boeing, excluding the Aircraft, Seller shall assume the risk of and shall be responsible for any loss thereof or damage thereto. In accordance with the provisions of the Order, but in any event on completion thereof, Seller shall return such property to Boeing in the condition in which it was received except for reasonable wear and tear and except to the extent that such property has been incorporated in Services delivered under the Order or has been consumed in the normal performance of the Services under the Order. Notwithstanding the foregoing, hazardous materials shall be returned to Boeing only if such materials are unopened and in the original packaging; Seller shall take ownership of and responsibility for any hazardous materials not in such condition at the completion of the Order.



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17.0    PROPRIETARY INFORMATION AND ITEMS
        Boeing and Seller shall each keep confidential and protect from disclosure all (a) confidential, proprietary, and/or trade secret information; (b) tangible items containing, conveying, or embodying such information; and (c) tooling obtained from and/or belonging to the other in connection with the Order (collectively referred to as "Proprietary Information and Materials"). Boeing and Seller shall each use Proprietary Information and Materials of the other only in the performance of and for the purpose of the Order. Provided, however, that despite any other obligations or restrictions imposed by this Section 17.0, Boeing shall have the right to use and disclose Seller's Proprietary Information and Materials for the purposes of testing, certification, use, sale, or support of any item delivered under the Order, or any airplane including such an item; and any such disclosure by Boeing shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. The restrictions on disclosure or use of Proprietary Information and Materials by Seller shall apply to all materials derived by Seller or others from Boeing's Proprietary Information and Materials. Upon Boeing's request at any time, and in any event upon the completion, termination or cancellation of the Order, Seller shall return all of Boeing's Proprietary Information and Materials, and all materials derived from Boeing's Proprietary Information and Materials to Boeing unless specifically directed otherwise in writing by Boeing. Seller shall not, without the prior written authorization of Boeing, sell or otherwise dispose of (as scrap or otherwise) any parts or other materials containing, conveying, embodying, or made in accordance with or by reference to any Proprietary Information and Materials of Boeing. Prior to disposing of such parts or materials as scrap, Seller shall render them unusable. Boeing shall have the right to audit Seller's compliance with this Section 17.0. Seller may disclose Proprietary Information and Materials of Boeing to its subcontractors as required for the performance of the Order, provided that each such subcontractor first assumes, by written agreement, the same obligations imposed upon Seller under this Section 17.0 relating to Proprietary Informations and Materials; and Seller shall be liable to Boeing for any breach of such obligation by such subcontractor. The provisions of this Section 17.0 are effective in lieu of, and will apply notwithstanding the absence of, any restrictive legends or notices applied to Proprietary Informations and Materials; and the provisions of this Section 17.0 shall survive the performance, completion, termination or cancellation of the Order. This Section 17.0 supersedes and replaces any and all other prior agreements or understandings between the parties to the extent that such agreements or understandings relate to Boeing's obligations relative to confidential, proprietary, and/or trade secret information, or tangible items containing, conveying, or embodying such information, obtained from Seller and related to any Services, regardless of whether disclosed to the receiving party before or after the effective date of this Agreement.


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18.0    COMPLIANCE WITH LAWS

18.1    Seller's Obligation

        Seller shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this Agreement. Seller further agrees (1) to notify Boeing of any obligation under this Agreement which is prohibited under applicable environmental law, at the earliest opportunity but in all events sufficiently in advance of Seller's performance of such obligation so as to enable the identification of alternative methods of performance, and (2) to notify Boeing at the earliest possible opportunity of any aspect of its performance which become subject to additional environmental regulation or which Seller reasonably believes will become subject to additional regulation which may affect Seller's ability to perform this Agreement according to its terms.

18.2    Government Requirements

        If any of the work to be performed under this Agreement is performed in the United States, Seller shall, via invoice or other form satisfactory to Boeing, certify that the Services covered by the Order were provided in compliance with Sections 6, 7, and 12 of the Fair Labor Standards Act (29 U. S. C. 201-291), as amended, and the regulations and orders of the
        U. S. Department of Labor issued thereunder. In addition, the following Federal Acquisition Regulations are incorporated herein by this reference except "Contractor" shall mean "Seller":

        FAR 52.222-26   "Equal Opportunity"
        FAR 52.222-35   "Affirmative Action for Special Disabled and Vietnam
                        Era Veterans"
        FAR 52.222-36   "Affirmative Action for Handicapped Workers".

19.0    INTEGRITY IN PROCUREMENT

        Boeing's policy is to maintain high standards of integrity in procurement. Boeing's employees must ensure that no favorable treatment compromises their impartiality in the procurement process. Accordingly, Boeing's employees must strictly refrain from soliciting or accepting any payment, gift, favor or thing of value which could improperly influence their judgement with respect to either issuing or administering the Order. Consistent with this policy, Seller agrees not to provide or offer to provide any employees of Boeing any payment, gift, favor or thing of value for the purposes of improperly obtaining or rewarding favorable treatment in connection with the Order or this Agreement. Seller shall conduct its own procurement practices and shall ensure that its suppliers conduct their procurement practices consistent with these standards. If Seller has reasonable grounds to believe that this policy may have been violated, Seller shall immediately report such possible violation to the appropriate Director of Materiel or Ethics Advisor of Boeing.




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20.0    INFRINGEMENT

        Seller shall indemnify, defend, and save Boeing and Customer harmless from all claims, suits, actions, awards (including but not limited to awards based on intentional infringement of patents known to Seller at the time of such infringement, exceeding actual damages, and/or including attorneys' fees and/or costs), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including but not limited to any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of the Services by Boeing or Customer. Boeing and/or Customer shall duly notify Seller of any such claim, suit or action; and Seller shall, at its own expense, fully defend such claim, suit or action on behalf of Boeing and/or Customer. Seller shall have no obligation under this Section 20.0 with regard to any infringement arising from: (i) Seller's compliance with formal specifications issued by Boeing where infringement could not be avoided in complying with such specifications or (ii) use or sale of the Services in combination with other items when such infringement would not have occurred from the use or sale of those Services solely or the purpose for which they were designed or sold by Seller. For purposes of this Section 20.0 only, the term Boeing shall include The Boeing Company (Boeing) and all Boeing subsidiaries and all officers, agents, and employees of Boeing or any Boeing subsidiary.

21.0    NOTICES

21.1    Addresses

        Notices and other communications shall be given in writing by personal delivery, mail, telex, teletype, telegram, facsimile, cable or other electronic transmission addressed to the respective party as set forth below:

        To Boeing:

                  BOEING COMMERCIAL AIRPLANE GROUP
                  MATERIEL DIVISION
                  P.O. Box 3707
                  Seattle, Washington 98124-2207

                  Attention:    Jeffrey K. Hanley
                                Mail Stop:      20-03

        To Seller:

                  PRIDE AVIATION, INC.
                  1218 Hangar Drive
                  New Iberia, Louisiana 70560

                  Attention:    Paul Lubomirski
                                President


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21.2    Effective Date

        The date on which any such communication is received by the addressee is the effective date of such communication.

21.3    Approval or Consent

        With respect to all matters subject to the approval or consent of either party,such approval or consent shall be requested in writing and is not effective until given in writing. With respect to Boeing, authority to grant approval or consent is limited to Boeing's Materiel Representative.

22.0    PUBLICITY

        Seller will not, and will require that its subcontractors and suppliers of any tier will not, (i) cause or permit to be released any publicity, advertisement, news release, public announcement, or denial or confirmation of the same, in whatever form, regarding this Agreement, the Order or the Services, or the program to which they may pertain, or
        (ii) use, or cause or permit to be used, the Boeing name or any Boeing trademark in any form of promotion or publicity without Boeing's prior written approval.

23.0    INDEMNIFICATION AND INSURANCE

        Seller agrees to indemnify and hold harmless Boeing, Customer, and their assignees, directors, officers, agents, and employees from and against all claims, liabilities, losses or damages, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Seller and Customer but not to employees of Boeing, or for loss of or damage to any property, including the Aircraft while it is on Seller's premises, arising out of or in any way connected with Seller's negligent performance of the Services pursuant to this Agreement.

        Seller warrants and represents to Boeing that it shall maintain in full force and effect for the inclusive period that the Aircraft will be on Seller's premises and or Seller's representatives may be working on the Aircraft, Hangarkeepers Legal Liability Insurance with a combined single limit in an amount not less that $200,000,000. Seller shall provide Boeing with a certificate of insurance evidencing such coverage and naming Boeing as an additional insured.

24.0    NOTICE OF DAMAGE

        Seller shall give prompt written notice to Boeing's Materiel Representative of the occurrence of any damage or loss to any property required to be insured herein.

25.0    RESPONSIBILITY FOR PERFORMANCE

        Seller shall be responsible for the requirements of this Agreement and the Order. Seller shall bear all risks of providing adequate facilities and equipment to perform the Order in accordance with the terms thereof. Seller shall include as part of its subcontracts those elements of the Agreement which protect Boeing's rights including but not limited to right of entry provisions, proprietary information and rights provisions and quality control provisions. In addition, Seller shall provide to its subcontractors sufficient information to clearly document that the work being performed by Seller's subcontractor is to facilitate performance under this Agreement or the Order. Sufficient information may include but is not limited to Order number, Agreement number or the name of Boeing's Materiel Representative. No subcontracting by Seller shall relieve Seller of its obligation under the Order.

        Seller represents that it has the requisite expertise and governmental authorization to perform its responsibilities under this Agreement in accordance with the terms of the Agreement and all applicable laws.




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25.1    Subcontracting

        Seller may not procure any Services from a third party in a completed or a substantially completed from without Boeing's prior written consent.

        Where required by the requirements of the Order, no raw material and/or material process may be incorporated in the Services unless: (a) Seller uses an approved source or (b) Boeing has surveyed and qualified Seller's receiving inspection personnel and laboratories to test the specified raw materials an/or material process. No waiver of survey and qualification requirements will be effective unless granted by Boeing's Engineering and Quality Control Departments. Utilization of a Boeing-approved raw material source does not constitute a waiver of Seller's responsibility to meet all specification requirements.

25.2    Reliance

        Boeing's entering into this Agreement is in part based upon Boeing's reliance on Seller's ability, expertise and awareness of the intended use of the Services. Seller agrees that Boeing and Customer may rely on Seller as an expert, and Seller will not deny any responsibility or obligation hereunder to Boeing or Customer on the grounds that Boeing or Customer provided recommendations or assistance in any phase of the work involved in performing or supporting the Services, including but not limited to Boeing's acceptance of specifications, test data or the completed Services.

25.3    Assignment

        The Order shall inure to the benefit of and be binding on each of the parties hereto and their respective successors and assigns, provided however, that no assignment of any rights or delegation of any duties under the Order is binding on Boeing unless Boeing's written consent has first been obtained. Notwithstanding the above, Seller may assign claims for monies due or to become due under the Order provided that Boeing may recoup or setoff any amounts covered by any such assignment against any indebtedness of Seller to Boeing, whether arising before or after the date of the assignment or the date of this Agreement, and whether arising out of the Order or any other agreement between the parties.

        Boeing may settle all claims arising out of the Order, including termination claims, directly with Seller. Boeing may unilaterally assign any rights or title to property under the Order to any wholly-owned subsidiary of The Boeing Company.



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26.0    WARRANTY

26.1    Seller's Warranties

        Seller warrants each Service and Correction of any Service will:

        A.      be free from defects in materials and workmanship,

        B. conform to the requirements of the Order, including, but not limited to, the applicable descriptions, specifications and drawings, and,

        C. to the extent not manufactured pursuant to detailed design furnished by Boeing, be free from all defects in design and be fit for the intended purpose.

26.2    Warranty Periods and Remedies

        If, prior to delivery of any Service to Customer, or within thirty-six
        (36) months following delivery of any Boeing model 747 or 767 Aircraft, or within forty-eight (48) months following delivery of any Boeing model 777 Aircraft, the Service fails to comply in any respect with the warranty set forth in Section 26.1, Seller will, at Boeing's direction,

        A. make all Corrections necessary to provide Boeing or Customer with a Service which complies with the warranty or

        B. reimburse Boeing or Customer for material and direct labor costs incurred by or for which Boeing or Customer is obligated to pay with respect to such Corrections. Such Corrections may be performed at Boeing's or Customer's facility or other designated facility provided:

                (i) Boeing submits in writing to Seller, reasonable evidence that a defect exists, including a statement of work required to accomplish a Correction, and

                (ii) the total reimbursement for Boeing's or Customer's material and direct labor costs does not exceed Seller's reasonable estimate of the then current cost for Correction. In no event will the reimbursement for material and direct labor costs exceed the then current Seller's estimate of the cost of the original Service.

        The hourly rate for direct labor for a Correction made by Boeing or Customer to be used in determining costs for a Correction will be the warranty labor rate in existence between Boeing and Customer at the time of the Correction or 150% of the Customer's average direct labor rate, whichever is greater. The warranty labor rate in existence between Boeing and its Customers for 1997 is $42.50 per hour.



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26.3    Warranty of Corrections

26.3.1 As to a Correction of a defect in material or workmanship or failure to conform to the requirements of the Order, Seller's warranty obligation will be for the remainder of the initial warranty period specified in
        Section 26.2.

26.3.2 As to a defect in the Seller's design, Seller's warranty obligation will be for the remainder of the initial warranty period specified in
        Section 26.2 or within eighteen (18) months after the Correction, whichever is later.

26.3.3 Boeing's remedies for Corrections will be the same as those established in Section 26.2.

26.4    Limitations of Warranty obligations

        The warranties provided in Section 26.1 shall not apply if:

        A. Seller does not receive written notice of a defect within (3) three months after the expiration of the applicable warranty period set forth in Sections 26.2, 26.3.1 and 26.3.2.

        B. The Services delivered have not been maintained in conformity with Boeing's applicable manuals, service bulletins or written instructions.

        C.      A Correction is improperly performed by Boeing or Customer.

27.0    NON-WAIVER

        Boeing's failure at any time to enforce any provision of the Order does not constitute a waiver of such provision or prejudice Boeing's right to enforce such provision at any subsequent time.

28.0    HEADINGS

        Section headings used in this Agreement are for convenient reference only and do not affect the interpretation of the Agreement.

29.0    PARTIAL INVALIDITY

        If any provision of the Order is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.



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30.0    APPLICABLE LAW: JURISDICTION
        The Order, including all matters of construction, validity and performance, shall in all respects be governed by, and construed and enforced in accordance only with the law of the State of Washington as applicable to contracts entered into and to be performed wholly within such State between citizens of such State, without reference to any rules governing conflicts of law. Seller hereby irrevocably consents to and submits itself exclusively to the jurisdiction of the Superior Court for King County, State of Washington and to the jurisdiction of the United States District Court for the Western District of Washington for the purpose of any suit, action or other judicial proceeding arising out of or connected with the Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

31.0    AMENDMENT
        Oral statements and understandings are not valid or binding. Except as otherwise provided in Section 8.0, the Order may not be changed or modified except by a writing signed by Seller and Boeing's Materiel Representative.

32.0    TAXES

32.1    Inclusion of Taxes in Price
        All taxes, including but not limited to federal, state and local income taxes, value added taxes, gross receipt taxes, property taxes, and custom duties taxes are deemed to be included in the Order price, except where applicable sales or use taxes on sales to Boeing ("Sales Taxes") for which Boeing has not supplied a valid exemption certificate or un-less otherwise indicated in the Order.

32.2    Litigation
        In the event that any taxing authority has claimed or does claim payment for Sales Taxes, Seller shall promptly notify Boeing, and Seller shall take such action as Boeing may direct to pay or protest such taxes or to defend against such claim. The actual and direct expenses, without the addition of profit and overhead, of such defense and the amount of such taxes as ultimately determined as due and payable shall be paid directly by Boeing or reimbursed to Seller. If Seller or Boeing is successful in defending such claim, the amount of such taxes recovered by Seller, which had previously been paid by Seller and reimbursed by Boeing or paid directly by Boeing, shall be immediately refunded to Boeing.

32.3    Rebates
        If any taxes paid by Boeing are subject to rebate or reimbursement, Seller shall take the necessary actions to secure such rebates or reimbursement and shall promptly refund to Boeing any amount recovered.



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33.0    PLACARDS

        At the time of delivery of the Aircraft by Boeing to Seller, Seller shall install placards on the control yokes and engine nacelles of the Aircraft. Such placards shall remain in place until the Aircraft is redelivered by Seller to Boeing, be prominent, and state as follows:

                The Boeing model XXXXXX Aircraft bearing manufacturer's serial number XXXXXX is the property of The Boeing Company. While this Aircraft is temporarily in the possession of Pride Aviation, Inc., it is the sole property of The Boeing Company which retains all right, title, and interest in it.

34.0    PRICES

34.1    Product Pricing

        The pricing of Services are listed in the ATTACHMENT C Pricing Schedule. All prices are firm fixed prices in United States dollars.

34.2    Option Pricing

        Seller irrevocably grants to Boeing the option to purchase additional Services under the terms and conditions set forth in ATTACHMENT C of this Agreement, increased or decreased by any equitable adjustments required of Boeing under Section 8 (Changes).

34.3    Exercise of Option

        Boeing may exercise such option by written notice to Seller at any time prior to completion of the Services; provided however, that such option must be exercised in sufficient time to permit Seller to support Boeing required Aircraft delivery schedule. Seller agrees to provide Boeing with written notice at least sixty (60) days prior to the date when, in Seller's opinion, the option must be exercised. Boeing may extend the option exercise date by purchasing long lead materials or services, or authorizing Seller to purchase such materials or services on terms acceptable to Boeing, if such purchase would have the effect of extending the date for assuring production continuity.

        Boeing reserves the right to (a) not exercise the option and commence new negotiations with Seller for additional quantities of Services; or
        (b) purchase such additional quantities of Services from third parties. The purchase of such additional quantities of Services from third parties shall not abrogate any of Seller's obligations to Boeing pursuant to the Agreement.




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35.0    PAYMENT

        Unless otherwise provided under the applicable Order, payment shall be net thirty (30) calendar days as computed from (a) the completion of the Services, (b) the date of receipt of a correct invoice or (c) the scheduled Aircraft completion date, whichever is last. All payments are subject to adjustment for credits and rejections.

36.0    ENTIRE AGREEMENT

        The Order sets forth the entire agreement, and supersedes any and all other prior agreements understandings and communications between Boeing and Seller related to the subject matter of the Order. The rights and remedies afforded to Boeing or Customer pursuant to any provisions of the Order are in addition to any other rights and remedies afforded by any other provisions of the Order, by law or otherwise.

EXECUTED in duplicate as of the date and year first written above by the duly authorized representatives of the parties.

THE BOEING COMPANY                      PRIDE AVIATION, INC.
by and through its division
Boeing Commercial Airplane Group

/s/ JEFFREY K. HANLEY                   /s/ PAUL LUBOMIRSKI
---------------------------------       --------------------------------

Name:   Jeffrey K. Hanley               Name:   Paul Lubomirski

Title:  Buyer                           Title:  President

Date:   9/17/97                         Date:   9/17/97


Original
September 15, 1997

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6-5675-JKH-97002
Attachment A

STATEMENT OF WORK

EXTERIOR DECORATIVE PAINT OF BOEING AIRCRAFT

GENERAL

Seller shall apply exterior decorative paint to the Aircraft at their facilities in accordance with the following:

1. Apply exterior markings and decals per applicable Boeing decorative paint Drawings, Boeing paint document D6-1816, and control panel 175 Q&IR paper.

2. All work is to be accomplished in accordance with Boeing Drawings, documents, and planning.

3. Boeing will provide on-site quality control to perform those functions necessary to assure the product quality and support the Quality Assurance system.

4.      Boeing will provide manufacturing technical assistance.

5. Seller will assist in any process inspection conducted by Boeing Quality Assurance or Customer personnel.

MATERIAL

1. Seller will provide all bulk material (i.e. Alkosol 27, Alodine, 1000, Pace B82 Soap, etc.) required per the Drawings.

2. Seller will provide all consumables (i.e. sandpaper, tapes, solvents, paper, etc.) required per the Drawings.

3. Seller will receive store an control materials per the requirements of the Drawings.

4. Boeing will provide primers, paints, paint templates, premast, decals, stencels, and window mask per the Drawings.

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6-5675-JKH-97002
Attachment A

TRAINING

Seller shall provide training to Boeing employees for all applicable systems and equipment of Seller and its subcontractors that such employees will be using at Seller's facilities, including but not limited to hazard communication and other safety requirements and procedures.

WASTE AND EMERGENCY RESPONSE

Seller will be responsible for the management of all wastes, including wastes produced by Boeing activities on-site. Seller will also be responsible for providing or arranging for emergency response to spills of hazardous materials and petroleum, including spill control, cleanup and required reporting, and will provide and arrange for all emergency response equipment and personnel. Seller will provide instruction to on-site Boeing personnel regarding any procedures to be utilized for spill prevention and notification of emergency response personnel. In support of activities such as defueling and fueling of the Aircraft, Seller will take measures as necessary to prevent spills of fuel from being released to the storm sewers.

RECEIVE AND DEFUEL

1. Boeing crews will receive and oversee the defueling of the Aircraft upon arrival at Seller's facilities.

2. Seller, or Seller's approved subcontractor, will conduct the Aircraft defueling, fuel storage, and refueling of the Aircraft.

3. Seller will assist with ground support to move the Aircraft into the paint facility.

4. Boeing Quality Assurance personnel will conduct the Aircraft receipt inspection in accordance with applicable Boeing requirements.

PRE-FLIGHT AND DISPATCH

1. Boeing will oversee the refueling of the Aircraft by Seller or Seller's approved subcontractor.

2.      Boeing will conduct the pre-flight and dispatch of the Aircraft.

3. Seller will assist with ground support to move the Aircraft to the flight line.


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6-5675-JKH-97002
Attachment A



PREPARATION FOR REMOVAL OF THE TEMPORARY PROTECTIVE COATING

1. Do not paint previously painted flight control surfaces (i.e. rudder, flaps, elevators, etc.).

2. Seller will repaint any repairs on previously painted surfaces per Drawings.

3. Seller will mask the Aircraft for removal of the TPC per Drawings (i.e. windows, landing gear, etc.)

4. Seller will sand all previously primed surfaces per Drawings (i.e. lower and upper wings, wing to body fairings, stabilizers, etc.).

REMOVAL OF THE TEMPORARY PROTECTIVE COATING (TPC)

1.      Seller to remove the TPC per Drawings (Alkosol 27).

PREPARATION OF ALL SURFACES TO BE PAINTED

1.      Seller will solvent clean all areas per document D6-1816.

2. Seller will wash all previously painted surfaces with Pace B-82 Soap per Drawings.

WATER SCRATCH ALL SURFACES TO BE PAINTED

1. Seller will water scratch all metal surfaces to be painted and attain a water break free surface per document D6-1816.

2. Boeing Quality Assurance and Customer representatives will inspect all areas for acceptance.




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6-5675-JKH-97002
Attachment A



ALODINE 1000 PREPARATION

1. Seller will mask all high strength steel aircraft components prior to Alodine 1000 application per document D6-1816.

2. Seller will apply Alodine 1000 per document D6-1816 to all bare metal areas to be painted.

3. Boeing Quality Assurance will monitor the Alodine 10000 application per document D6-1816.

MASKING THE AIRCRAFT FOR PRIMER APPLICATION

1.      Seller will mask all required areas per Drawings.

2.      Boeing Quality Assurance will monitor the masking process.

ACCEPTANCE OF THE SURFACES TO BE PAINTED

1. Boeing Quality Assurance and Customer Representatives will inspect all areas for acceptance prior to primer application.

MIXING AND APPLYING PRIMER

1. Seller will mix and apply primer to all surfaces to be painted per Drawings and the requirements of document D6-1816.

2. Boeing Quality Assurance will monitor the mixing and application of the primer.

INSPECTION OF THE PRIMER APPLICATION

1. Boeing Quality Assurance will inspect the primer application per the requirements of document D6-1816.


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6-5675-JKH-97002
Attachment A

MASKING FOR THE TOPCOATS AND DECORATIVE PAINT APPLICATION

1.      Seller will mask all areas per Drawings.

2. Boeing Quality Assurance will monitor the masking application and authorize the application of topcoat and decorative paint.

MIXING OF TOPCOATS AND DECORATIVE PAINTS

1.      Seller will mix all paint in accordance with document D6-1816.

2.      Boeing Quality Assurance will monitor all application processes.

APPLYING TOPCOAT AND DECORATIVE PAINT

1. Seller will apply all topcoats and decorative paint per Drawings and document D6-1816.

2.      Boeing Quality Assurance will monitor all application processes.

MAINTENANCE AND EMERGENCY STENCILING

1.      Seller will apply all markings per Drawings.

2.      Boeing Quality Assurance will monitor the stenciling process.

FINAL INSPECTION

1.      Seller will assist in the final inspection process.

2. Boeing Manufacturing and Quality Assurance personnel will inspect the Aircraft for acceptance to the requirements of the Drawings.

3. Seller will rework any and all rejected areas and obtain Boeing acceptance prior to the Customer inspection process.

4.      Customer will inspect the Aircraft for final acceptance.

5. Seller will rework any and all rejected areas and obtain Customer acceptance prior to pre-flight operations.


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6-5653-JKH-XXX
Attachment B


                               BOEING PROPRIETARY

                           AIRCRAFT DELIVERY SCHEDULE

PHASE 1

Aircraft   Line #    Boeing Drawing     Arrival Date    Customer
--------   ------    --------------     ------------    --------
777-200    105       444W1001           11/1/97         UAL
777-200    108       444W1001           11/13/97        UAL
777-200    110       444W1005           11/25/97        GUN
777-200    113       444W1007           12/6/97         TII
777-200    116       444W1001           1/6/98          UAL
777-200    119       444W1015           1/15/98         SVA (Exotic)
777-200    122       444W1013           1/23/98         SIA

PHASE 2 - OPTION

Aircraft   Line #    Boeing Drawing     Arrival Date    Completion Date
--------   ------    --------------     ------------    ---------------

* Estimate three (3) Aircraft per month, February-March 1998, for a total of six
  (6) Aircraft. [Probably two 767 A/Ps, plus one 777 or 747 per month]

PHASE 3 - OPTION

Aircraft   Line #    Boeing Drawing     Arrival Date    Completion Date
--------   ------    --------------     ------------    ---------------

* Estimate two (2) 777-200 Aircraft per month, September 1998 through September 1999, for a total of 26 Aircraft.



09/15/97